EXHIBIT (b)

Certification of CEO and CFO Pursuant to

18 U.S.C. Section 1350,

as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Report on Form N-CSR of Guggenheim Build America Bonds Managed Duration Trust (the “Issuer”) for the period ended May 31, 2014 (the “Report”), Donald C. Cacciapaglia, as Chief Executive Officer of the Issuer, and John L. Sullivan, as Chief Financial Officer, Chief Accounting Officer and Treasurer of the Issuer, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: August 8, 2014

Name: /s/ Donald C. Cacciapaglia
             Donald C. Cacciapaglia

Title:   Chief Executive Officer

Name:  /s/ John L. Sullivan
              John L. Sullivan

Title:    Chief Financial Officer, Chief Accounting Officer and Treasurer